Amendment, dated September 17, 2008 (the “Amendment”) to the Promissory Note (the “Note”), dated December 21, 2007, of Bonds.com Group, Inc., (the “Maker”) issued to Keating Investments, LLC (“Holder” and together with the Maker, the “Parties”). Any capitalized term used but not defined in this Amendment shall have the meaning given to such term in the Note.

WHEREAS, the Borrower and the Lender would like to amend the Note as provided herein.

  NOW, THEREFORE, pursuant to Section 5(e) of the Note, in consideration for the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment to Section 1 of the Note. Effective as of the date hereof, Section 1 of the Note is hereby deleted in its entirety and replaced with the following:

1. Principal. The Principal Amount shall be payable in lawful money of the United States on the earlier to occur of: (a) December 31, 2009 and (b) the date on which the Company consummates an offering of debt or equity securities of the Maker with gross cash proceeds to the Maker equal to or in excess of $5,000,000 (as applicable, the “Maturity Date”) and all other terms hereof, with interest on such amount at the rate calculated in the manner and payable at the times specified in this Note. Notwithstanding the foregoing, the Maker hereby agrees to make the following payments towards the principal amount due hereunder: (i) commencing on April 30, 2009, a monthly payment of $7,500 on or before the last day of each month, (ii) upon a Phase 1 Financing Event (as defined below), 10% of the principal and interest due hereunder as of the date of such Phase 1 Financing Event, (iii) upon a Phase 2 Financing Event, an additional 10% of the principal and interest due hereunder as of the date of such Phase 2 Financing Event. For the purposes hereof, the term: (A) “Phase 1 Financing Event” shall mean a single or series of offerings of debt or equity securities by the Company after September 17, 2008 resulting in aggregate gross cash proceeds to the Company of more then $1,000,000 but less then $2,500,000 and (B) “Phase 2 Financing Event” shall mean a single or series of offerings of debt or equity securities by the Company after September 17, 2008 resulting in aggregate gross cash proceeds to the Company of more then $2,500,000 but less then $5,000,000 (including proceeds of any securities sold as part of the Phase 1 Financing Event).

2. Amendment to Section 5 of the Note. Effective as of the date hereof, Section 5 of the Note is hereby deleted in its entirety and replaced with the following:

“5. Waiver of Any Accrued Penalties. To the extent that the Holder may be entitled to any additional interest under such Section 4 as a result of the occurrence of any event prior to September 17, 2008, the Holder hereby irrevocably and unconditionally waives any right Holder may have to receive or collect any additional interest provided under Section 4 hereof.

3. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Note, as amended, are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Note.

4. Conflicts in Terms. In the event of any conflict in terms between this Amendment and the Note, the terms and conditions of this Amendment shall prevail.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida (without giving effect to any conflicts of laws principles there under).

6. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

7. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

8. Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

Bonds.com Group, Inc.

By:  /s/ John J. Barry IV
Name: John J. Barry IV
Title: Chief Executive Officer

LENDER:

Keating Investments, LLC

By: /s/ Ranjit Mankekar
Name: Ranjit Mankekar
Title: Chief Financial Officer